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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Stock Plan and the 1993 Employee Stock Purchase Plan of ObjectShare, Inc. (formerly ParcPlace-Digitalk, Inc.) of our report dated April 23, 1997, except for Note 1, as to which the date is June 26, 1997, with respect to the consolidated financial statements and schedule of ParcPlace-Digitalk, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP


Orange County, California
June 25, 1998